Exhibit 99.1

For Immediate Release: June 12, 2024

Simulations Plus Acquires Pro-ficiency, Creating One-of-a-Kind Platform Spanning the Drug Development Continuum

Acquisition doubles the Company’s TAM to $8 billion

Expected to be accretive to fiscal 2025 EPS

Conference call at 5:00PM ET to discuss transaction

LANCASTER, CA, JUNE 12, 2024 – Simulations Plus, Inc. (Nasdaq: SLP) (“Simulations Plus”), a leading provider of modeling and simulation software and services for pharmaceutical safety and efficacy, today announced the acquisition of Pro-ficiency Holdings, Inc. and its subsidiaries (“Pro-ficiency”), a leader in providing simulation-enabled performance and intelligence solutions for clinical and commercial drug development. Simulations Plus acquired Pro-ficiency from QHP Capital, L.P. (management company for NovaQuest Private Equity) (“QHP Capital”) and Pro-ficiency’s minority shareholders for approximately $100 million in cash.

The transaction expands Simulations Plus’ presence across the drug development continuum from establishing pre-clinical protocols to product commercialization, providing pharmaceutical and biotech companies with an end-to-end offering that now includes clinical trial operations, medical affairs and commercial market launches. Pro-ficiency’s suite of software and services, developed with AI technologies, is a highly complementary and synergistic addition to Simulations Plus’ platform by expanding its capabilities to enhance clinical trial and launch training, data analytics and outcomes.

"We are thrilled to announce the expansion of our suite of drug discovery and R&D solutions with this strategic acquisition of Pro-ficiency,” said Shawn O’Connor, Chief Executive Officer of Simulations Plus. “This transaction brings together two businesses, each with complementary expertise and services that are grounded in science and focused on applying advanced technologies like AI to enhance actionable data analytics. Together, we will continue to assist our clients in improving their drug development return on investment and patient care delivery. With the integration of Pro-ficiency’s immersive simulation-enabled learning, data-driven insights, and medical communications platforms, we are approximately doubling our total addressable market by unlocking the significant growth potential of a $4 billion market opportunity, which is incremental to our $4 billion biosimulation market.

“This acquisition not only deepens our client engagement capabilities and relationships but also presents meaningful cross-selling opportunities to our shared customer base in life sciences. By further expanding our portfolio of critical solutions for efficacious and cost-efficient drug development and commercialization, we believe this acquisition gives us a distinct competitive advantage and will significantly enhance our ability to drive innovation and success within the sector. Furthermore, the transaction is expected to be accretive to our fiscal 2025 EPS,” concluded O’Connor.

Michael Raymer, Chief Executive Officer of Proficiency, added, “We are excited to join the Simulations Plus team, which has a well-established and recognized leadership position in modeling and simulations within the pharmaceutical and biotech community. Both teams approached this transaction with a growth mentality. We look forward to leveraging Simulations Plus’ specialized offerings and business development infrastructure to expand our combined market reach. Finally, our operations are complementary, our cultures are aligned, and together we believe we can elevate the performance of our mutual clients as well as attract new ones with our end-to-end solutions.”

QHP Capital made its original investment in Pro-ficiency in 2021. Pro-ficiency completed the acquisitions of Fugitive Labs, LLC in 2022 and Compass Group Partners in 2023. “We are very pleased with the growth and innovation we have seen these past few years at Pro-ficiency and we are excited to see them continue to improve clinical development as part of the Simulations Plus offering," said Michael Sorensen, Partner at QHP Capital.

Strategic Rationale

a.Expands Simulations Plus’ presence along the drug development value chain, leveraging its scientific skills, drug development expertise, data management acumen, predictive analytics and biosimulations capabilities
b.Broadens and differentiates Simulations Plus’ holistic offering to include clinical trial operations, medical affairs, and communications, strengthening its overall value proposition to life sciences customers
c.Doubles total addressable market (TAM), adding $4 billion of clinical simulations training, analytics and medical communications
d.Provides meaningful cross-selling opportunities to a shared target customer base in life sciences
e.Broadens Simulations Plus’ platform and accelerates scale, increasing aperture for continued M&A strategy and improving right-to-win as a strategic partner of choice

Key Terms of the Transaction

The transaction is being funded from existing cash and investment resources. “With approximately $119 million in cash and investments available, this acquisition allows us to utilize the capital from our August 2020 follow-on public offering,” said Will Frederick, Chief Financial Officer and Chief Operating Officer of Simulations Plus. “Following the acquisition, we remain well-capitalized with no debt, have strong free cash flow, and will continue our capital allocation strategy and corporate development initiative to seek additional opportunities for strategic acquisitions, investments, and partnerships.”

Additional information about the transaction, including a copy of the purchase agreement and an investor presentation will be provided in a Current Report on Form 8-K to be filed by Simulations Plus today with the U.S. Securities and Exchange Commission and will be available at www.sec.gov.

Procopio acted as legal counsel for Simulations Plus and Wyrick Robbins acted as legal counsel for Pro-ficiency and the sellers of Pro-ficiency.

Webcast and Conference Call Details

Shawn O’Connor, Chief Executive Officer of Simulations Plus, Will Frederick, Chief Financial Officer and Chief Operating Officer of Simulations Plus, and Michael Raymer, Chief Executive Officer of Pro-ficiency, will host a conference call and webcast today at 5 p.m. Eastern Time to discuss the details of the transaction and to answer questions. The call may be accessed by calling 1-877-451-6152 (domestic) or 1-201-389-0879 (international) or by clicking on this Call meTM link to request a return call. The webcast will be available on our website under Conference Calls & Presentations. A replay of the webcast will be available on the website approximately one hour following the call.

About Simulations Plus, Inc.

Serving clients worldwide for more than 25 years, Simulations Plus is a leading provider in the biosimulation market providing software and consulting services supporting drug discovery, development, research, and regulatory submissions. We offer solutions that bridge machine learning, physiologically based pharmacokinetics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. Our technology is licensed and applied by major pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on LinkedIn | X | YouTube.

Environmental, Social, and Governance (ESG)

We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our website to read our 2023 ESG update.

About Pro-ficiency

Based in Raleigh, NC, Pro-ficiency is a leading provider of simulation-based learning, intelligence and compliance solutions for life sciences. The company provides a comprehensive suite of services, anchored by their innovation in customized, virtual simulations, market intelligence and compliance resources, and real-time data & predictive analytics. Combined with AI-based engagement tools and professional production video capabilities, Pro-ficiency achieves improved intelligence for learners and critical risk and market intelligence for leaders. Learn more at pro-ficiency.com.

About QHP Capital:

QHP Capital is an investor in technology and services companies in the life sciences and healthcare sectors. QHP Capital spun out of NovaQuest Capital Management, which was formed in 2000 with the vision of building an investment platform to provide strategic capital and industry expertise in partnership with strong management teams. The investment team consists of seasoned investment and operational professionals with significant investment experience and deep life science and healthcare expertise. QHP benefits from an extensive network of industry experts and relationships that assist in identifying, analyzing, and growing QHP’s portfolio companies. QHP continues as the investment manager for NovaQuest Private Equity funds. For more information, please visit www.qhpcapital.com.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “expect,” and “anticipate” mean that these are our best estimates as of this writing, but there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to successfully integrate the Pro-ficiency business with our own, as well as expenses we may incur in connection therewith, our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, market conditions, macroeconomic factors, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

Contacts:

Simulations Plus IR or Media	Financial Profiles
Renee Bouche	Lisa Fortuna
661-723-7723	310-622-8251
renee.bouche@simulations-plus.com	slp@finprofiles.com

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